UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HEMISPHERE MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	80-0885255
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Ponce de Leon Boulevard Suite 500 Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-186210

Securities to be registered pursuant to Section 12(g) of the Act:

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

 This registration statement on Form 8-A is filed with the Securities and Exchange Commission in connection with Hemisphere Media Group, Inc.’s (the “Registrant”) transfer of its listing of the Registrant’s Class A common stock, par value $0.0001 per share (“Class A common stock”) from the Over-the-Counter Bulletin Board system to the NASDAQ Global Market of The NASDAQ Stock Market LLC (the “NASDAQ Global Market”).

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of the Registrant’s Class A common stock.  The information required by this Item 1 is incorporated by reference to the information set forth under “Description of Hemisphere Securities” in the Registrant’s Registration Statement on Form S-4 (File No. 333-186210) under the Securities Act of 1933, as amended, originally filed with the Securities and Exchange Commission on January 25, 2013, as subsequently amended, which information is hereby incorporated herein by reference.  The description of the Class A common stock included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Because no other securities of the registrant are registered on the NASDAQ Global Market, and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, no exhibits are required to be filed with this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 22, 2013

HEMISPHERE MEDIA GROUP, INC.

By:	/s/ CRAIG D. FISCHER
Craig D. Fischer
Chief Financial Officer